Exhibit (b)

I, Stathy M. White, President of Lord Asset Management Trust (the “Registrant”), certify that, to the best of my knowledge:

(1)	The Form N-CSR of Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	July 25, 2012

Signature:	/s/ Stathy M. White
Stathy M. White

I, David M. Sullivan II, Treasurer of Lord Asset Management Trust (the “Registrant”), certify that, to the best of my knowledge:

(1)	The Form N-CSR of Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	July 25, 2012

Signature:	/s/ David M. Sullivan II
David M. Sullivan II